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                      ADDENDUM TO POOLING AND SERVICING AGREEMENT
                             AND SERIES 1995-1 SUPPLEMENT

THIS ADDENDUM TO POOLING AND SERVICING AGREEMENT AND SERIES 1995-1 SUPPLEMENT (this "ADDENDUM"), dated as of August 28, 1996, is among DAYTON HUDSON RECEIVABLES CORPORATION, a Minnesota corporation ("DHRC'), as Transferor, RETAILERS NATIONAL BANK, as Servicer, and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee.

                                     WITNESSETH:

     WHEREAS, the parties hereto are parties to a Pooling and Servicing Agreement and to the Series 1995-1 Supplement thereto (collectively, the "ORIGINAL AGREEMENTS"), each of which is dated as of September 13, 1995 and is governed by Delaware law; and

     WHEREAS, the parties hereto desire to confirm their intention that the Original Agreements be governed by Delaware law and desire to confirm certain agreements between themselves in connection therewith;

     NOW, THEREFORE, the parties hereto hereby irrevocably and unconditionally agree as follows:

     1. Solely in respect of the Original Agreements (as modified by this Addendum and as further amended, modified or supplemented from time to time (collectively, the "AGREEMENTS")) and the transactions and other matters contemplated thereby or relating thereto, each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b)(i) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (ii) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b)(i) or (ii) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' foregoing agreement to appoint and maintain an agent for service of process in the State of Delaware solely in respect of the Agreements and the transactions and other matters contemplated thereby or relating thereto, each such party that has not as of the date hereof already duly appointed such an agent does hereby appoint RL&F Service Corp., One Rodney Square, 10th Floor, Wilmington, Delaware 19801, as such agent.

     2. This Addendum shall be construed in accordance with the laws of the State of Delaware, without reference to its conflict of laws provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.
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     3.   This Addendum may be executed in two or more counterparts (and by the different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     4. As modified hereby, the Original Agreements are hereby ratified, approved and confirmed in every respect, and shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed by their respective officers as of the day and year first above written.


                         DAYTON HUDSON RECEIVABLES CORPORATION,
                              as Transferor


                         By:  /s/ Stephen Kowalke
                            ---------------------------------------
                            Name: Stephen Kowalke
                             Title: VP & Treasurer


                         RETAILERS NATIONAL BANK, as Servicer


                         By:  /s/ Stephen Kowalke
                            ---------------------------------------
                            Name: Stephen Kowalke
                             Title: Asst. Treasurer


                         NORWEST BANK MINNESOTA, NATIONAL
                         ASSOCIATION, as Trustee


                         By:
                            ---------------------------------------
                            Name:
                             Title:


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